UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 28, 2009 (July 23, 2009)

ST. JUDE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-8672	41-1276891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One St. Jude Medical Drive

St. Paul, Minnesota 55117

(Address of principal executive offices, including zip code)

(651) 756-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

(a)  Indenture

On July 28, 2009, St. Jude Medical, Inc. (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee” and, together with the Company, the “Indenture Parties”), entered into an Indenture (the “Indenture”), the form of which was filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-3 (No. 333-160726) (the “Registration Statement”) filed with the Securities and Exchange Commission on July 22, 2009.

(b)  First Supplemental Indenture

On July 28, 2009, the Indenture Parties entered into a First Supplemental Indenture (the “First Supplemental Indenture”) to the Indenture. The First Supplemental Indenture relates to the Company’s 3.750% Senior Notes due 2014 (the “2014 Notes”) and 4.875% Senior Notes due 2019 (the “2019 Notes”). On July 28, 2009, the Company issued and sold $700 million aggregate principal amount of the 2014 Notes, and $500 million aggregate principal amount of the 2019 Notes, in a public offering pursuant to the Registration Statement. The First Supplemental Indenture includes forms of the 2014 Notes and 2019 Notes.

The 2014 Notes will pay interest semi-annually at a rate of 3.750% per annum until July 15, 2014 and the 2019 Notes will pay interest semi-annually at a rate of 4.875% per annum until July 15, 2019. The Company intends to use the net proceeds from the sale of the Notes for general corporate purposes, which may include the repayment of certain indebtedness and the repurchase of the Company’s outstanding common stock pursuant to the Company’s authorized share repurchase program.

(c)  Underwriting Agreement

On July 23, 2009, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Banc of America Securities LLC, as representative of the several Underwriters named in Schedule A thereto, relating to the sale by the Company of $700 million aggregate principal amount of the 2014 Notes and $500 million aggregate principal amount of the 2019 Notes.

Certain underwriters and their affiliates have provided, are currently providing and in the future may continue to provide investment banking, commercial banking and other financial services to us in the ordinary course of business for which they have received and will receive customary compensation. In particular, Bank of America, N.A. (an affiliate of Banc of America Securities LLC) acts as Administrative Agent and a lender, and Banc of America Securities LLC is a lender and acted as sole book manager, for our credit facility maturing December 18, 2011. Bank of America, N.A. acts as Administrative Agent, Letter of Credit Issuer, and a lender, and Bank of America Securities LLC acted as sole lead arranger and sole book manager, for our $1 billion credit facility maturing December 13, 2011. Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (an affiliate of Mitsubishi UFJ Securities (USA), Inc.) is a lender for our credit facility maturing December 18, 2011. Wells Fargo Bank, NA (an affiliate of Wells Fargo Securities, LLC) is a lender for our credit facility maturing December 18, 2011 and for our $1 billion credit facility maturing December 13, 2011.

The Underwriting Agreement is filed herewith as Exhibit 1.1, the Indenture is filed herewith as Exhibit 4.1 and the First Supplemental Indenture is filed herewith as Exhibit 4.2. The descriptions of the Underwriting Agreement, the Indenture and the First Supplemental Indenture herein are qualified by reference thereto.

Item 2.03.   Creation of a Direct Financial Obligation of a Registrant.

The information included in Item 1.01(b) above is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

The agreements included as exhibits to this report contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•

may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and
•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Company acknowledges that, notwithstanding the inclusion of the foregoing general disclaimer, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this report not misleading. Additional information about the Company may be found elsewhere in this report and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of July 23, 2009, between Banc of America Securities LLC, as representative of the several Underwriters named in Schedule A thereto, and St. Jude Medical, Inc.

4.1	Indenture, dated as of July 28, 2009, between St. Jude Medical, Inc. and U.S. Bank National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of July 28, 2009, between St. Jude Medical, Inc. and U.S. Bank National Association, as Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.

Dated: July 28, 2009	By:	/s/ Pamela S. Krop
		Name:	Pamela S. Krop
		Title:	Vice President, General Counsel and Corporate Secretary